EX-4.83 regrtagr.htm REGISTRATION RIGHTS AGREEMENT

Exhibit 4.8

REGISTRATION RIGHTS AGREEMENT

By and Among

NATIONAL VISION, INC.

and

THE PERSONS LISTED ON THE
SIGNATURE PAGES HEREOF

Dated as of May 31, 2001

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT ("this Agreement"), dated as of May 31, 2001, by and among National Vision, Inc. (f/k/a Vista Eyecare, Inc.), a Georgia corporation (the "Company"), the Holders (as hereinafter defined) of Registrable Securities (as hereinafter defined) who are parties to this Agreement and the Additional Holders (as hereinafter defined) who subsequently become party to this Agreement.

RECITALS

A.       This Agreement is entered into pursuant to, and as authorized by, that First Amended Joint Plan of Reorganization of Vista Eyecare, Inc., dated April 13, 2001 (the "Plan"), which Plan was confirmed on May 18, 2001 by order of the United States Bankruptcy Court for the Northern District of Georgia, Atlanta Division, in Case No. 00-65214, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

B.       Pursuant to the Plan, the Company will issue to the Holders in partial exchange for their claims against the Company, the following securities: (i) the Companys 12% Senior Secured Notes due 2009 (the "Notes"), pursuant to that Indenture dated as of May 31, 2001, between the Company and State Street Bank and Trust Company, as Trustee, and (ii) shares of the Companys common stock, par value $0.01 (the "Common Stock").

C.       In connection with, and as authorized by the Plan, and to induce the Holders to vote in favor of the Plan, the Company has agreed to provide the registration rights (and in connection therewith to take certain other actions as) set forth in this Agreement for the benefit of the Holders as provided herein.

AGREEMENTS

In consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, the parties hereto, intending to be legally bound, hereby agree as follows:

1.              Definitions.

As used in this Agreement, the following capitalized terms (in their singular and plural forms, as applicable) have the following meanings:

"Action" has the meaning assigned to such term in Section 7.3.

"Additional Holders" means holders of Registrable Securities who, from time to time, agree to bound by the terms hereof and become Holders for purposes of this Agreement pursuant to Section 11.2 hereof.

"Adverse Effect" has the meaning assigned to such term in Section 2.5.

"Affiliate" of a Person means any Person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such other Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Agreement" has the meaning assigned to such term in the introductory paragraph to this Agreement.

"Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or obligated by law or executive order to close.

"Commission" means the United States Securities and Exchange Commission and any successor United States federal agency or governmental authority having similar powers.

"Common Stock" has the meaning assigned to such term in the Recitals hereto.

"Company" has the meaning assigned to such term in the introductory paragraph to this Agreement.

"Company Standstill Period" has the meaning assigned to such term in Section 5.1.

"Demand Registration" has the meaning assigned to such term in Section 2.1.

"Demand Request" has the meaning assigned to such term in Section 2.1.

"Effective Date" means the Effective Date of (and as defined in) the Plan as confirmed.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

"Holder" means any (i) Person who is a signatory hereto, (ii) Permitted Assignee or (iii) Additional Holder.

"Holder Shelf Offering" has the meaning assigned to such term in Section 4.2(b).

"Indemnified Person" has the meaning assigned to such term in Section 7.1.

"Indemnitee" has the meaning assigned to such term in Section 7.3.

"Inspectors" has the meaning assigned to such term in Section 6.1(k).

"Joining Holder" has the meaning assigned to such term in Section 2.2.

"Loss" and "Losses" have the meanings assigned to such terms in Section 7.1.

"Material Disclosure Event" means, as of any date of determination, any pending or imminent event relating to the Company, which, in the determination of the Board of Directors of the Company upon advice of counsel (i) requires disclosure of material, non-public information relating to such event in any registration statement so that such registration statement would not be materially misleading, (ii) is otherwise not required to be publicly disclosed at that time (e.g., on Forms 10-K, 8-K, or 10-Q) under applicable federal or state securities laws and (iii) if publicly disclosed at the time of such event, could reasonably be expected to have a material adverse effect on the business, financial condition or prospects of the Company or could reasonably be expected to materially adversely affect a pending or proposed material acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations with respect thereto.

"NASD" has the meaning assigned to such term in Section 6.1(o) hereto.

"Nasdaq" has the meaning assigned to such term in Section 6.1(p) hereto.

"Notes" has the meaning assigned to such term in the Recitals hereto.

"Permitted Assignee" means any (i) Affiliate of any Holder who acquires Registrable Securities from such Holder or its Affiliates or (ii) any other Person who acquires any Registrable Securities from a Holder and who shall have been designated as a Permitted Assignee by such Holder in a written notice to the Company; provided that the rights of any Person designated as a Permitted Assignee referred to in the foregoing clause (ii) shall be limited if and to the extent provided in such notice.

"Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

"Plan" has the meaning assigned to such term in the Recitals to this Agreement.

"Records" has the meaning assigned to such term in Section 6.1(k).

The terms "register," "registered" and "registration" mean a registration effected by preparing and filing with the Commission a registration statement on an appropriate form in compliance with the Securities Act, and the declaration or order of the Commission of the effectiveness of such registration statement under the Securities Act.

"Registrable Securities" means any (i) shares of Common Stock (such shares, together with any securities issued or issuable in respect thereof by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, the "Registrable Common Securities") and (ii) Notes (such Notes, together with any securities issued in respect of or in exchange therefor, the "Registrable Debt Securities"), in each case, issued to the Holders pursuant to the Plan or otherwise acquired by a Holder from time to time after the date hereof ("Additional Registrable Securities"); provided, however, that as to any Registrable Securities, such securities shall cease to constitute "Registrable Securities" for purposes of this Agreement if and when (v) a registration statement with respect to the sale of such securities shall have been declared effective by the Commission and such securities shall have been sold pursuant thereto in accordance with the intended plan and method of distribution therefor set forth in the final prospectus forming part of such registration statement or (w) such securities are no longer outstanding or (x) such securities have been distributed in accordance with the provisions of Rule 144 (or any similar provision then in force) under the Securities Act or (y) in the reasonable judgment of the Holder, such securities may be distributed to the public free from any restrictions imposed by Rule 144 and without the requirement of the filing of a registration statement covering such securities or (z) such securities are no longer owned by a Holder.

"Requesting Holder" has the meaning assigned to such term in Section 2.1.

"Required Filing Date" has the meaning assigned to such term in Section 2.1.

"Required Period" has the meaning assigned to such term in Section 4.2(a).

"Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

"Shelf Registration Statement" means a shelf registration statement under Rule 415 under the Securities Act .

"Shelf Request" has the meaning assigned to such term in Section 4.1(b).

"Suspension Notice" has the meaning assigned to such term in Section 5.2.

"Suspension Period" has the meaning assigned to such term in Section 5.2.

The words "include," "includes" and "including," when used in this Agreement, shall be deemed to be followed by the words "without limitation."

2.              Demand Registration.

2.1          Request for Registration. Subject to the provisions contained in this Section 2.1, beginning on the date 120 days after the Effective Date, any Holder or Holders may from time to time request (each, a "Requesting Holder") in writing (a "Demand Request") that the Company effect the registration under the Securities Act of that number or principal amount, as the case may be, of Registrable Securities requested and owned by the Requesting Holder(s), specifying the intended method of distribution thereof if other than an underwritten offering (a "Demand Registration"); provided, however, that (if Demand Requests have been delivered by Holders of less than all of the Registrable Common Securities or Registrable Debt Securities, as applicable, outstanding at the time of such requests) Holders of Registrable Securities of not less than (i) the greater of (A) 15% of the Registrable Common Securities outstanding at the time of such request (subject to adjustment for any subdivision or combination of Registrable Common Securities), and (B) $10,000,000 in anticipated aggregate offering price of Registrable Common Securities, or (ii) $25,000,000 in aggregate principal amount of Registrable Debt Securities outstanding at the time of such request, shall have delivered Demand Requests; and provided, further, that the Company will in no event be required to effect more than (x) two Demand Registrations in any 12-month period or (y) four Demand Registrations, two of which may be initiated by the Holders with respect to the Registrable Common Securities and two of which may be initiated by the Holders with respect to the Registrable Debt Securities under this Agreement. The Company shall, solely for the purpose of obtaining the consent of sufficient Holders to request a Demand Registration pursuant to this Section 2.1, use its best efforts to provide the Holders with (i) a list of record securityholders of the Company with their respective ownership of Registrable Securities and contact information and (ii) such additional information as the Holders may request in connection therewith, which list and additional information shall be used solely for purposes of this Agreement. Upon receipt of a Demand Request, the Company will cause to be included in a registration statement on an appropriate form under the Securities Act, filed with the Commission as promptly as reasonably practicable but in any event not later than 75 days after receiving a Demand Request (the "Required Filing Date"), such Registrable Securities as may be requested by such Requesting Holders in their Demand Request together with any other Registrable Securities of the same class as requested by Joining Holders joining in such request pursuant to Section 2.2. The Company shall use its reasonable best efforts to cause any such registration statement to be declared effective by the Commission as promptly as practicable after such filing but in any event not later than 120 days following the date of the Demand Request.

2.2          Joining Holders. If at any time the Company proposes to register Registrable Securities for the account of the Requesting Holders pursuant to Section 2.1 then (i) the Company shall give, or cause to be given, written notice of such proposed filing to the Holders as soon as practicable (but in no event less than 30 days before the anticipated filing date). Upon the written request of any Holder other than a Requesting Holder, received by the Company no later than the 10th Business Day after receipt by such Holder of the notice sent by the Company (each such Holder a "Joining Holder"), to register, on the same terms and conditions as the securities otherwise being sold pursuant to such Demand Registration, any of its Registrable Securities of the same class as the securities otherwise being sold pursuant to such Demand Registration, the Company will, subject to the terms of this Agreement, use its reasonable best efforts to cause such Registrable Securities to be included in the registration statement proposed to be filed by the Company on the same terms and conditions as any securities of the same class included therein.

2.3          Effective Registration. A registration will not count as a Demand Registration until the related registration statement has been declared effective and has remained effective for at least 60 days following such effective date or for such shorter period ending when all the securities covered thereby have been sold; it being understood that if, after it has become effective, an offering of Registrable Securities pursuant to a registration statement is terminated by any stop order, injunction, or other order of the Commission or other governmental agency or court, such registration pursuant thereto will be deemed not to have been effected and will not count as a Demand Registration.

2.4          Selection of Underwriters. Unless the Requesting Holders otherwise elect (by Holders holding in the aggregate more than (i) 50% of the Registrable Common Securities or (ii) 50% in principal amount of the Registrable Debt Securities, as the case may be, participating in such registration) in their Demand Request pursuant to Section 2.1, all Demand Registrations will be underwritten offerings. With respect to any offering of Registrable Securities pursuant to a Demand Registration in the form of an underwritten offering, the Company shall select an investment banking firm of national standing to be one co-lead managing underwriter for the offering, which shall be reasonably acceptable to the Requesting Holders of a majority of the Registrable Securities participating in such registration, and such Holders shall select an investment banking firm of national standing to be the other co-lead managing underwriter, which shall be reasonably acceptable to the Company. Any additional co-managing underwriter shall be selected by the Company.

2.5          Priority on Demand Registrations. No securities to be sold for the account of any Person (including the Company) other than Requesting Holders or Joining Holders shall be included in a Demand Registration unless the lead managing underwriters shall advise the Requesting Holders in writing that the inclusion of such securities will not adversely affect the price or success of the offering (an "Adverse Effect"). Furthermore, in the event that the lead managing underwriters shall advise the Requesting Holders in writing that the amount of Registrable Securities proposed to be included in such Demand Registration by Requesting Holders and Joining Holders is sufficiently large (even after exclusion of all securities of any other Person pursuant to the immediately preceding sentence) to cause an Adverse Effect, the number or principal amount, as the case may be, of Registrable Securities to be included in such Demand Registration shall be allocated among all Requesting and Joining Holders pro rata based on the ratio which the number or principal amount, as the case may be, of Registrable Securities each such Holder requests be included bears to the total number or principal amount, as the case may be, of Registrable Securities of all Holders that have been requested be included in such registration; provided that if, as a result of such pro-ration, any Holder shall not be entitled to include in a registration all Registrable Securities of the class that such Holder has requested to be included, such Holder may elect to withdraw its request to include such Registrable Securities in such registration or may reduce the number or principal amount, as the case may be, requested to be included; provided, however, that (x) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (y) such withdrawal or reduction shall be irrevocable.

3.            Piggyback Registrations.

3.1          Holder Piggyback Registration. If the Company proposes to file a registration statement under the Securities Act with respect to an offering of any securities for the Companys own account (except pursuant to registrations on Form S-4 or any successor form or on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan) then (i) the Company shall give written notice of such proposed filing to the Holders as soon as practicable (but in no event (x) later than 20 days after the receipt of a Demand Request pursuant to Section 2.1 hereof, or (y) less than 20 days before the anticipated filing date in the case of any other registration), describing in reasonable detail the proposed registration (including the number and/or principal amount, as the case may be, and class of securities proposed to be registered, the proposed date of filing of such registration statement, any proposed means of distribution of such securities, any proposed managing underwriter(s) of such securities and a good faith estimate by the Company of the proposed maximum offering price of such securities as such price is proposed to appear on the facing page of such registration statement), and offering such Holders the opportunity to register such number and/or principal amount, as the case may be, of Registrable Securities as each such Holder may request. Upon the written request of any Holder, received by the Company no later than 10 Business Days after receipt by such Holder of the notice sent by the Company, to register, on the same terms and conditions as the securities otherwise being sold pursuant to such registration, any of such Holders Registrable Securities of the same class as those being registered (which request shall state the intended method of disposition thereof if the securities otherwise being sold are being sold by more than one method of disposition), the Company will use its reasonable best efforts to cause such Registrable Securities as to which registration shall have been so requested to be included in the registration statement proposed to be filed by the Company on the same terms and conditions as any similar securities included therein; provided, however, that, notwithstanding the foregoing, the Company may at any time in its sole discretion, or at the request of Holders holding a majority of the Registrable Securities included in a Demand Registration, without the consent of any other Holder, delay or abandon the proposed offering in which any Holder had requested to participate pursuant to this Section 3.1 or cease the filing (or obtaining or maintaining the effectiveness) of or withdraw the related registration statement or other governmental approvals, registrations or qualifications. In such event, the Company shall so notify each Holder that had notified the Company in accordance with this Section 3.1 of its intention to participate in such offering.

3.2          Priority on Piggyback Registrations.

(a)          If the Registrable Securities requested to be included in a registration statement by any Holder pursuant to Section 3.1 differ from the type of securities proposed to be registered by the Company, and the managing underwriter(s) for the related underwritten offering advise the Company in writing that due to such differences the inclusion of such Registrable Securities would cause an Adverse Effect, and the Company notifies such Holder in writing of such advice, then (i) the number or principal amount, as the case may be, of such Holders or Holders Registrable Securities to be included in the registration statement shall be reduced to an amount which, in the judgment of such managing underwriter(s), would eliminate such Adverse Effect or (ii) if no such reduction would, in the judgment of such managing underwriter(s), eliminate such Adverse Effect, then the Company shall have the right to exclude all such Registrable Securities from such registration statement provided no other securities are included and offered for the account of any other Person (other than the Company) in such registration statement. Any partial reduction in the number or principal amount, as the case may be, of Registrable Securities to be included in the registration statement pursuant to clause (i) of the immediately preceding sentence shall be effected pro rata based on the ratio which such Holders Registrable Securities bears to the total number or principal amount, as the case may be, of Registrable Securities requested to be included in such registration statement by all Holders who have requested that their securities be included in such registration statement. If the Registrable Securities requested to be included in the registration statement pursuant to Section 3.1 are of the same type as the securities being registered by the Company and the managing underwriter(s) advise the Company in writing that the inclusion of such Registrable Securities would cause an Adverse Effect, and the Company notifies the requesting Holders in writing of such advice, then the Company will be obligated to include in such registration statement, as to each Holder, only a portion of the Registrable Securities such Holder has requested to be registered equal to the ratio which such Holders requested Registrable Securities bears to the total number or principal amount, as the case may be, of Registrable Securities requested to be included in such registration statement by all Holders.

If after a Demand Request by the Holders pursuant to Section 2.1 hereof, the Company first initiates a proposal to register securities for its own account pursuant to this Article 3, then the Demand Registration requested pursuant to Section 2.1 hereof shall be given priority.

3.3          Withdrawals. Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Article 3 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable.

4.          Shelf Registration.

4.1          Shelf Requirement and Request.

(a)          As promptly as reasonably practicable but in any event not later than 75 days after the date hereof, the Company shall file a Shelf Registration Statement relating to the resale by the Holders of all of the Holders Registrable Securities. The Company shall use all reasonable efforts to cause such registration statement to be declared effective by the Commission as promptly as practicable after such filing but in any event not later than 90 days following such filing date. In addition, as promptly as reasonably practicable following a Holders or Holders request(s) therefor, the Company shall take all actions as are necessary or advisable to permit the resale by such Holder(s) of any Additional Registrable Securities pursuant to Rule 415 under the Securities Act (including, without limitation, such actions as may be required to comply with Rules 413 and 429 thereunder); provided, however, that the Company shall not be required to take any such actions unless the Additional Registrable Securities requested to be registered for resale comprise in the aggregate at least $3,000,000 in anticipated aggregate offering price of Registrable Common Stock or $3,000,000 in aggregate principal amount of Registrable Debt Securities, as the case may be.

(b)          In addition to any Shelf Registration Statement referred to in Section 4.1(a), any Holder or Holders may request in writing (a "Shelf Request") that the Company file a Shelf Registration Statement relating to such Holders or Holders Registrable Securities, beginning on the date on which the Company is a registrant entitled to use Form S-3 of the Commission or any successor form thereto, to register such class of Registrable Securities; provided, however, that (if Shelf Requests have been delivered by Holders of less than all of the Registrable Common Securities or Registrable Debt Securities, as applicable, outstanding at the time of such requests) (x) the Registrable Common Securities to be included in such Shelf Registration Statement comprise not less than the greater of (A) 10% (subject to adjustment for any subdivision or combination of Registrable Common Securities) of the Registrable Common Securities outstanding on the date of such request, and (B) $5,000,000 in anticipated aggregate offering price of Registrable Common Securities, and (y) the Registrable Debt Securities to be included in such Shelf Registration Statement comprise not less than $10,000,000 in aggregate principal amount of the Registrable Debt Securities outstanding at the time of such requests. Upon receipt of such requests, the Company will, as promptly as reasonably practicable but in any event not later than 45 days after such request, file such Shelf Registration Statement. The

Company shall use all reasonable efforts to cause such registration statement to be declared effective by the Commission as promptly as practicable after such filing but in any event not later than 90 days following the date of the Shelf Request.

4.2          Required Period and Shelf Registration Procedures.

(a)          The Company shall (i) cause each Shelf Registration Statement required or requested pursuant to Section 4.1 to include a resale prospectus intended to permit each Holder to sell, at such Holders election, all or part of the Registrable Securities held by such Holder without restriction and (ii) use its best efforts to prepare and file with the Commission such amendments and post-effective amendments to each such Shelf Registration Statement as may be necessary to keep each such Shelf Registration Statement continuously effective (subject to any Suspension Period(s) referred to below) for a period (the "Required Period") ending on the first date on which all of the securities covered by the applicable Shelf Registration Statement no longer constitute Registrable Securities owned by any Holder, and (iii) use its best efforts to cause the resale prospectus to be supplemented by any required prospectus supplement; provided, that a registration pursuant to this Article 4 shall not be deemed to have been effected unless it has been declared effective by the Commission and has remained effective for the Required Period, it being understood that if, after it has become effective, an offering of Registrable Securities pursuant to a Shelf Registration Statement is terminated by any stop order, injunction, or other order of the Commission or other governmental agency or court, such registration pursuant thereto will be deemed not to have been effected.

(b)          During the period of effectiveness of any Shelf Registration Statement, any Holder shall be entitled to sell all or part of the Registrable Securities registered on behalf of such Holder pursuant to such Shelf Registration Statement ("Holder Shelf Offering").

(c)          Any Holder may, by written notice to the Company, request that the Company take all reasonable steps necessary to assist and cooperate with such Holder to facilitate a Holder Shelf Offering, subject to the provisions hereof. Such request will specify the number or principal amount, as the case may be, of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof.

5.          Standstill and Suspension Periods.

5.1          Company Standstill Period. Except for distributions of Common Stock or Notes pursuant to the Plan, the Company agrees not to, without the prior written consent of the lead managing underwriters for any underwritten offering of Registrable Securities, effect any public sale or distribution of any securities (except securities that may be held by the Company for its own account under the relevant registration statement) the same as or similar to the Registrable Securities, or any securities convertible into or exchangeable or exercisable for any Company securities the same as or similar to the Registrable Securities (except pursuant to registrations on Form S-4 or any successor form, or otherwise in connection with the acquisition of a business or assets of a business, a merger, or an exchange offer for the securities of the issuer or another entity, or registrations on Form S-8 or any successor form relating solely to securities offered pursuant to any benefit plan), during the period commencing 15 days prior to the effective date of the registration statement relating to such Registrable Securities (to the extent timely notified in writing by the selling Holders or the underwriters managing such distribution) and ending on the first to occur of (A) the 90th day after such effective date and (B) the end of the public distribution of such Registrable Securities (the "Company Standstill Period").

5.2          Suspension Period. The Company may, by notice in writing to each Holder, suspend the Demand Registration rights of the Holder and/or require the Holders to suspend use of any resale prospectus included in any Shelf Registration Statement for any period determined by the Company if there shall occur a Material Disclosure Event (such period, a "Suspension Period"). Notwithstanding the foregoing, no Suspension Period shall exceed 45 days in any one instance and be invoked by the Company more than three times in any 12-month period; provided, however, that if the Company deems it necessary to file a post-effective amendment to any Shelf Registration Statement in order to comply with Section 4.1 hereof or other information provided by a Holder for inclusion in the prospectus included in any Shelf Registration Statement, then such period of time from the date of filing such post-effective amendment until the date on which the applicable Shelf Registration Statement, as so amended, is declared effective by the Commission shall not be treated as a Suspension Period. Each Holder agrees that, upon receipt of notice from the Company of the occurrence of a Material Disclosure Event (a "Suspension Notice"), such Holder will forthwith discontinue any disposition of Registrable Securities pursuant to any Shelf Registration Statement or any public sale or distribution including pursuant to Rule 144 until the earlier of (i) the expiration of the Suspension Period and (ii) such Holders receipt of a notice from the Company to the effect that such suspension has terminated. Any Suspension Notice shall be accompanied by a certificate of the President or any Vice President of the Company confirming the existence of the Material Disclosure Event. If so directed by the Company, such Holder will deliver to the Company (at the Companys expense) all copies, other than permanent file copies, then in such Holders possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such Suspension Notice. In the event of a Suspension Notice, the Company shall, promptly after such time as the related Material Disclosure Event no longer exists, take any and all actions necessary or desirable to give effect to any Holders rights under this Agreement that may have been affected by such notice, including the Holders Demand Registration rights and rights with respect to any Shelf Registration Statement.

5.3          Holder Standstill Period. Each Holder agrees not to, without the prior written consent of the lead managing underwriters for any underwritten offering of securities of the Company the same or similar to the Registrable Securities, or convertible into or exchangeable or exercisable for any such securities, effect any disposition (except securities that may be held by such Holder for his/her own account under the relevant registration statement), pursuant to any Shelf Registration Statement or any public sale or distribution including pursuant to Rule 144, of any Registrable Securities or any securities convertible into or exchangeable or exercisable for any Company securities the same as or similar to the Registrable Securities, during the period commencing 15 days prior to the effective date of any registration statement relating to such Company securities (to the extent timely notified in writing (prior to such Holder giving any Demand Request) by the Company or the underwriters managing such distribution) and ending on the first to occur of (A) the 90th day after such effective date and (B) the end of the public distribution of such Company securities.

6.          Registration Procedures.

6.1          Company Obligations. Whenever the Company is required pursuant to this Agreement to register Registrable Securities, it will (it being understood and agreed that except as otherwise expressly set forth in this Article 6, if (i) pursuant to any other provisions of this Agreement, the Company is held to a higher standard or standards than that or those provided for in this Article 6, such higher standard or standards will govern the conduct of the Company and (ii) any other provision of this Agreement is more favorable to the Holders than the provisions of this Article 6, such other provision shall apply):

(a )          provide the Holders with a reasonable opportunity to review and comment on any registration statement to be prepared and filed pursuant to this Agreement prior to the filing thereof with the Commission, and make all changes thereto as any Holder may request in writing to the extent such changes are required, in the reasonable judgment of the Companys counsel, by the Securities Act;

(b)          cause any such registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(c)          furnish at its expense to the Holders such number of conformed copies of such registration statement and of each such amendment thereto (in each case including all exhibits thereto), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and each supplement thereto), and such number of the documents, if any, incorporated by reference in such registration statement or prospectus, as the Holders reasonably may request;

(d)          use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement to the extent required under such securities or "blue sky" laws of up to ten states of the United States in the aggregate as the Holders reasonably shall request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to do any and all other acts and things that may be necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not obligated to be so qualified, or to subject itself to material taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction; and use its reasonable best efforts to obtain all other approvals, consents, exemptions or authorizations from such securities regulatory authorities or governmental agencies as may be necessary to enable such Holders to consummate the disposition of such Registrable Securities;

(e)          immediately notify the Holders, at any time when a prospectus or prospectus supplement relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the occurrence of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, which untrue statement or omission requires amendment of the registration statement or supplementing of the prospectus, and, at the request of the Holders, prepare and furnish at its expense to the Holders a reasonable number of copies of a supplement to such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that with respect to Registrable Securities registered pursuant to such registration statement, each Holder agrees that it will not enter into any transaction for the sale of any Registrable Securities pursuant to such registration statement during the time after the furnishing of the Companys notice that the Company is preparing and filing with the Commission a supplement to or an amendment of such prospectus or registration statement;

(f)          use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to holders of its securities, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(g)          provide and cause to be maintained a transfer agent and registrar for the Registrable Securities covered by such registration statement (which transfer agent and registrar shall, at the Companys option, be the Companys existing transfer agent and registrar) from and after a date not later than the effective date of such registration statement; it being hereby agreed that the Holders shall furnish to the Company such information regarding the Holders and the plan and method of distribution of Registrable Securities intended by the Holders as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith;

(h)          notify the Holders and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a prospectus, prospectus supplement or post-effective amendment related to such registration statement has been filed, and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such registration statement or related prospectus, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(i)          use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

(j)          enter into customary agreements (including underwriting agreements in customary form, which shall include "lock-up" obligations as may be requested by the managing underwriters, not to exceed 120 days in duration (but excluding shares that may be issued pursuant to benefit plans or in connection with mergers or acquisitions) and take such other actions (including using its reasonable efforts to make such road show presentations and otherwise engaging in such reasonable marketing support in connection with any underwritten offering, including without limitation the obligation to make its executive officers available for such purpose if so requested by the managing underwriters for such offering or a majority of the selling Holders) as are reasonably requested by such Holders in order to expedite or facilitate the sale of any Registrable Securities covered by a registration statement pursuant to an underwritten offering in accordance herewith;

(k)          make available for inspection by each Holder, any underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other agent retained by such Holder or any such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and any of its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration, provided, however, that (i) in connection with any such inspection, any such Inspectors shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by the Company of its business and shall comply with all Company site safety rules, (ii) Records and information obtained hereunder shall be used by such Inspectors only to exercise their due diligence responsibility and (iii) Records or information furnished or made available hereunder shall be kept confidential and shall not be disclosed by such Holder, underwriter or Inspectors unless (A) the disclosing party advises the other party that the disclosure of such Records or information is necessary to avoid or correct a misstatement or omission in a registration statement or is otherwise required by law, (B) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction or (C) such Records or information otherwise become generally available to the public other than through disclosure by such Holder, underwriter or Inspector in breach hereof or by any Person in breach of any other confidentiality arrangement;

(l)          at the time of effectiveness and closing (as applicable) of an underwritten offering, use all reasonable efforts to furnish to each Holder and to each managing underwriter, if any, a signed counterpart, addressed to such Holder and managing underwriter, if any, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Companys independent public accountants pursuant to SAS 72, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as such Holder and managing underwriter reasonably requests.

(m)          keep a single representative of the sellers of each class of Registrable Securities (appointed by the Holders of a majority of the respective classes of Registrable Securities in the registration) advised as to the initiation and progress of any registration hereunder;

(n)          in connection with any registration hereunder, provide officers certificates and other customary closing documents;

(o)          cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and underwriters counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD");

(p)          with respect to an underwritten offering of Registrable Common Securities, use its reasonable best efforts to cause all such Registrable Common Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if no such securities are so listed, use its reasonable best efforts to cause such Registrable Common Securities to be listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market ("Nasdaq"), as directed by the Holders thereof, and, if listed on Nasdaq, use its reasonable best efforts to (A) secure designation of all such Registrable Common Securities as a Nasdaq "national market system security" within the meaning of Rule 11Aa2-1 under the Exchange Act and (B) cause such Registrable Common Securities to be listed on the Nasdaq National Market or, failing that, to secure Nasdaq authorization for such Registrable Common Securities; and

(q)          use its reasonable best efforts to take all other actions necessary to effect the registration of the Registrable Securities contemplated hereby.

6.2          Holder Obligations. Each Holder agrees that it will use all reasonable efforts, prior to making any disclosure allowed by Section 6.1(k)(iii)(A) or (B), to inform the Company that such disclosure is necessary to avoid or correct a misstatement or omission in the registration statement or ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction or otherwise required by law.

7.            Indemnification.

7.1          Indemnification by the Company. The Company shall indemnify and hold harmless (i) each Holder and its Affiliates, with respect to any registration statement filed pursuant to this Agreement, (ii) any underwriter or selling agent selected by the Holders with respect to such Registrable Securities and (iii) each Person who controls the Holder or such Affiliate, underwriter or selling agent, including directors and officers thereof, (each such Person being sometimes referred to as an "Indemnified Person"), within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, against any losses, claims, damages, expenses or liabilities, joint or several (each a "Loss" and collectively "Losses"), to which such Indemnified Person may become subject under the Securities Act or otherwise, to the extent that such Losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any registration statement in which such Registrable Securities were included for registration under the Securities Act, or any preliminary prospectus or any final prospectus included in such registration statement or furnished by the Company to any Indemnified Person (or any amendment or supplement to such registration statement or prospectus) or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall have no obligation to provide any indemnification hereunder if any such Losses (or actions or proceedings in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Holder or on such Holders behalf specifically for inclusion, respectively, in such registration statement, preliminary prospectus, final prospectus, amendment or supplement. The indemnity provided in this Section 7.1 shall survive the transfer of the Registrable Securities by the Holder or any such other Persons.

7.2          Indemnification by the Holders. Each Holder, severally and not jointly, shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7.1 hereof) the Company, each director and officer of the Company, each other Holder and each other Person, if any, who controls the Company or such other Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against Losses to which the Company or any such Persons may become subject under the Securities Act or otherwise, to the extent that such losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any registration statement in which Registrable Securities were included for registration under the Securities Act, or any preliminary prospectus or any final prospectus included in such registration statement (or any amendment or supplement to such registration statement or prospectus), or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder, or on the Holders behalf, specifically for inclusion, respectively, in such registration statement, preliminary prospectus, final prospectus, amendment or supplement; provided that, a Holders aggregate liability under this Agreement shall be limited to an amount equal to the net proceeds (after deducting the underwriters discount but before deducting expenses) received by such Holder from the sale of such Holders Registrable Securities pursuant to such registration.

7.3          Notice of Claims, Etc. Promptly after receipt by any Person entitled to indemnity under Section 7.1 or 7.2 hereof (an "Indemnitee") of notice of the commencement of any action or proceeding (an "Action") involving a claim referred to in such Sections, such Indemnitee shall, if indemnification is sought against an indemnifying party, give written notice to such indemnifying party of the commencement of such Action; provided, however, that the failure of any Indemnitee to give said notice shall not relieve the indemnifying party of its obligations under Sections 7.1 or 7.2 hereof, except to the extent that the indemnifying party is actually and materially prejudiced by such failure. In case an Action is brought against any Indemnitee, and such Indemnitee notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent it elects to do so by written notice delivered to the Indemnitee promptly after receiving the aforesaid notice, to assume the defense thereof with counsel reasonably satisfactory to such Indemnitee. Notwithstanding the foregoing, the Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party, (ii) the indemnifying party shall not have employed counsel (reasonably satisfactory to the Indemnitee) to take charge of the defense of such Action, reasonably promptly after notice of the commencement thereof or (iii) such Indemnitee reasonably shall have concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the Indemnitee were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such Indemnitee. If any of the events specified in clauses (i), (ii) or (iii) of the preceding sentence shall have occurred or otherwise shall be applicable, then the fees and expenses of one counsel (or firm of counsel) (in addition to any local counsel) for the Indemnitee shall be borne by the indemnifying party. Anything in this Section 7.3 to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action effected without its prior written consent (which consent shall not unreasonably be withheld or delayed), but if settled with the prior written consent of the indemnifying party, or if there shall be a final judgment adverse to the Indemnitee, the indemnifying party agrees to indemnify the Indemnitee from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or compromise, with respect to any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnitee is an actual or potential party to such action or claim), which (i) does not include as a term thereof the unconditional release of the Indemnitee from all liability in respect of such action or claim or (ii) includes a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of the Indemnitee.

7.4          Contribution. If the indemnification provided for in this Article 7 is unavailable or insufficient to hold harmless an Indemnitee in respect of any Losses, then each indemnifying party shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the Indemnitee, on the other hand, which relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnitee or indemnifying party, and such parties relative intent, knowledge, access to information and opportunity to correct or mitigate the damage in respect of or prevent the untrue statement or omission giving rise to such indemnification obligation. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7.4 were determined solely by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

7.5          Indemnification Payments; Other Remedies.

(a)          Periodic payments of amounts required to be paid pursuant to this Article 7 shall be made during the course of the investigation or defense, as and when reasonably itemized bills therefor are delivered to the indemnifying party in respect of any particular Loss as incurred.

(b)          The remedies provided in this Article 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to an Indemnitee at law or in equity.

8.          Registration Expenses.

In connection with any registration statement hereunder, the Company will pay (i) all registration and filing fees, (ii) all fees and expenses of compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" laws qualifications of the Registrable Securities), (iii) printing and duplicating expenses, (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for the Company and fees and expenses of independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters or with any required special audits), (vi) the reasonable fees and expenses of any special experts retained by the Company, (vii) fees and expenses in connection with any review of underwriting arrangements by the NASD, including fees and expenses of any "qualified independent underwriter" in connection with an underwritten offering, (viii) reasonable fees and expenses of not more than one counsel for the Holders (as a group), (ix) fees and expenses in connection with listing the Registrable Common Securities on a securities exchange or Nasdaq, and (x) all duplicating, distribution and delivery expenses. In connection with any offerings pursuant to a registration statement, each selling Holder will pay (i) any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities by such Holder in connection with an underwritten offering; and (ii) any out-of-pocket expenses of such Holder including any fees and expenses of counsel to such Holder (other than as set forth in clause (viii) of the immediately preceding sentence).

9.          Rules 144 and 144A.

The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make available such information necessary to permit sales pursuant to Rule 144 and/or 144A, as applicable, under the Securities Act. The Company further covenants that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such

 Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and/or Rule 144A, as applicable, under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.

10.          Holder Lock-Up Agreements.

Notwithstanding anything contained in this Agreement to the contrary, each Holders rights under this Agreement with respect to the Registrable Common Securities shall be limited by (to the extent of), and subject to (to the extent of), the terms and provisions of any lock-up agreement or similar agreement entered into by such Holder with respect to the Registrable Common Securities so long as such Holder is bound by any such lock-up agreement or similar agreement.

11.          Miscellaneous.

11.1          Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed sufficiently given or made if in writing and signed by the party making the same, and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed, if to any Holder, at the address of such Holder as set forth on the signature pages hereto; and if to the Company, at

    National Vision, Inc.
    296 Grayson Highway
    Lawrenceville, Georgia 30045
    Attention: Chief Executive Officer
    Telecopy No.: (770) 822-2027

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three Business Days after the same shall have been deposited in the United States mail (by registered or certified mail, return receipt requested, postage prepaid), whichever is earlier.

11.2          Successors and Assigns. This Agreement may not be assigned by any Holder other than to a Permitted Assignee (provided such Permitted Assignee (i) agrees in writing to be bound by the terms of this Agreement and (ii) provides an executed copy of such agreement to the Company), whereupon such Permitted Assignee shall be deemed to be a Holder for all purposes of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and all successors to the Company and the Holders.

11.3          Amendments. This Agreement may be amended or modified only by a written agreement signed by the Company and both of (i) the Holders of a majority of Registrable Common Securities and (ii) the Holders of a majority in aggregate principal amount of Registrable Debt Securities.

11.4          Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.5          Headings. The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

11.6          Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED EXCLUSIVELY BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PROVISIONS THEREOF RELATING TO CONFLICT OF LAWS WHICH MIGHT REQUIRE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 11.1, such service to become effective 10 days after such mailing.

11.7          Counterparts and Facsimile Execution. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Agreement may be executed by facsimile signatures.

11.8          Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and the Holders in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

11.9          Specific Performance. The parties hereto acknowledge and agree that the Holders would not have adequate remedies at law and would be irreparably harmed if any of the provisions of this Agreement were not performed by the Company in accordance with the specific terms hereof or were otherwise breached, and that, in such case, it would be impossible to measure in money the damages to such Holders. It is accordingly agreed that the Holders shall be entitled to injunctive relief or the enforcement of other equitable remedies, without bond or other security, to compel performance and to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof, in addition to any other remedy to which they may be entitled, at law or in equity.

11.10          Further Assurances. Each of the parties hereto shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed and delivered as of the date first above written.

NATIONAL VISION, INC. By: /s/ Mitchell Goodman Name: Mitchell Goodman Title: Senior Vice President

[Remainder of page intentionally left blank signature page of Holders to follow]

SCUDDER HIGH YIELD SERIES SCUDDER HIGH YIELD FUND* By: /s/ Harry E. Resis Name: Harry E. Resis Title: Vice President	SCUDDER STRATEGIC INCOME FUND* By: /s/ Jan C. Fuller Name: Jan C. Fuller Title: Vice President

SCUDDER HIGH INCOME TRUST* By: /s/ Harry E. Resis Name: Harry E. Resis Title: Vice President	SCUDDER VARIABLE SERIES II SCUDDER HIGH YIELD PORTFOLIO* By: /s/ Harry E. Resis Name: Harry E. Resis Title: Vice President
Scudder MULTI-MARIET INCOME TRUST* By: /s/ Jan C. Fuller Name: Jan C. Fuller Title: Vice President	SCUDDER PORTFOLIO TRUST SCUDDER HIGH YIELD OPPORTUNITY FUND* By: /s/ John Millette Name: John Millette Title: Vice President

SCUDDER STRATEGIC INCOME TRUST* By: /s/ Jan C. Fuller Name: Jan C. Fuller Title: Vice President	SCUDDER GLOBAL OPPORTUNITIES FUND U.S. HIGH YIELD BOND FUND By: /s/ Paul J. Elmlinger Name: Paul Elmlinger Title: Director

ADAMS STREET CBO 1998-1 LTD BY ZURICH SCUDDER INVESTMENTS AS INVESTMENT ADVISOR By: /s/ Harry E. Resis Name: Harry E. Resis Title: Vice President	SCUDDER MONTHLY INCOME FUND By: /s/ Paul J. Elmlinger Name: Paul Elmlinger Title: Director Zurich Scudder Investments (Luxembourg) S.A.

U.S. BANCORP INVESTMENTS, INC. By: /s/ Robert G. Morrish Name: Robert G. Morrish Title: Executive Vice President